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                                                                 EXHIBIT 3.3

                   AMENDMENT OF ARTICLES OF INCORPORATION
                 FOR A GENERAL BUSINESS OR CLOSE CORPORATION

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is Engineered Support Systems, Inc. The name under which it was originally organized was Butanaco, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on 9/15/04.

3.       Article Number Three is amended to read as follows:

         The aggregate number of shares which the Corporation shall have authority to issue shall be: Eighty-five Million Shares
         (85,000,000) of common stock, with the par value of One Cent ($.01) per share.

4. Of the 26,600,190 shares outstanding, 26,600,190 of such shares were entitled to vote on such amendment.

         The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                 Class                      Number of Outstanding Shares
                 -----                      ----------------------------

                 Common                              26,600,190

5. The number of shares voted for and against the amendment was as follows:

                 Class              No. Voted For          No. Voted Against
                 -----              -------------          -----------------

                 Common              19,969,028                4,777,025

6. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

         N/A



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7.       If the effective date of the amendment is to be a date other than the date of filing of the certificate of amendment with the Secretary of State, then the effective date, which shall be no more than 90 days following the filing date, shall be specified:

         N/A

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Sections 575.040, RSMo).

/s/  Gerald A. Potthoff     Gerald A. Potthoff      President        9/23/04
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Authorized Signature        Printed Name            Title            Date


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